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                                                              Exhibit 23.1

                       Consent of Ernst & Young LLP

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 23, 1998 in Amendment No. 3 to the Registration Statement (Form S-3 Nos. 333-48231 and 333-48231-01) and related Prospectus of Breed Technologies, Inc. for the registration of 10,986,500 shares of its Common Stock, its 6.5% Convertible Subordinated Debentures, and the 6.50% Convertible Trust Preferred Securities of BTI Capital Trust.

                                             /s/ Ernst & Young LLP

Tampa, Florida

March 4, 1999